                                                                    EXHIBIT 23.5

                           CONSENT OF GEORGE T. HABER

     The undersigned hereby consents to be named in this Registration Statement on Form S-4 as a person designated to become a director of 3dfx Interactive, Inc. ("3dfx") upon the consummation of the merger of GigaPixel Corporation and 3dfx.

Signature: /s/ George T. Haber
           ---------------------

Date:    June 5, 2000